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                                                                  Exhibit 10.10b


                       AMENDMENT TO SHAREHOLDER AGREEMENT


         This Amendment to Shareholder Agreement is made as of May 25, 2001 by and among John G. Sperling, Peter V. Sperling, and Todd S. Nelson (each a "Shareholder" and collectively the "Shareholders") and Apollo Group, Inc. (the "Company").

         Whereas, the Shareholders and the Company are parties to a Shareholders Agreement dated as of September 7, 1994 (the "Agreement"); the other parties to the Agreement (William H. Gibbs, John D. Murphy, James W. Hoggatt, and Jerry F. Noble) no longer own any of the Class B Common Stock of the Company; and the Shareholders wish to amend the Agreement;

         Now, therefore, it is agreed:

         1. Section 2 of the Agreement is amended in its entirety to read:

                  "2. Transfer to Other Shareholder(s). Notwithstanding the provisions of Section 1 or Section 7 hereof, a Shareholder may transfer Shares to any other Shareholder. The Shares so transferred shall not be converted into shares of the Company's Class A Common Stock as a result of such transfer."

         2. Section 5 of the Agreement is amended in its entirety to read:

                  "5. Transfer to a Trust. Notwithstanding the provisions of
         Section 1 or Section 7 hereof, a Shareholder may transfer Shares to a trust created by the Shareholder ("Shareholder Trust"), provided that any and all trustee(s) of such a Shareholder Trust are Shareholders and enter into an agreement with the Company acknowledging the existence of this Agreement and agreeing that any disposition of the Shares by the trustees (including any transfers to beneficiaries) will be made in compliance with the terms and conditions of this Agreement. The Shares so transferred shall not be converted into shares of the Company's Class A Common Stock as a result of such transfer. In addition, John G. Sperling may transfer shares to a Shareholder Trust in which the trustees are Peter V. Sperling, Todd S. Nelson, and Jon S. Cohen, with the following provision to fill any vacancy as trustee: if any named trustee resigns or is unavailable to serve, the remaining trustee(s) shall appoint the successor trustee(s) and in the case of any disagreement, the Board of Directors of the Company shall appoint the successor trustee. The Shares so transferred shall not be converted into shares of the Company's Class A Common Stock as a result of such transfer."

         3. The first paragraph of Section 7 of the Agreement is amended in its entirety to read:
                  "7. Purchase of Stock Upon Death, Incompetency, or Bankruptcy of Shareholder. Upon the death or incompetency of any Shareholder or the filing of a voluntary or involuntary bankruptcy petition by or against any Shareholder (a "Noncontinuing Shareholder"), the Company and the other Shareholders (the
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         "Continuing Shareholders") shall have the right to purchase the Shares owned by the Noncontinuing Shareholder (including any Shares or interest therein owned by his or her spouse, if any) in the manner set forth in this Section 7, unless the Noncontinuing Shareholder made a transfer pursuant to Section 2 or Section 5 hereof that is effective upon death, incompetency, or bankruptcy. For purposes of this Section 7, a Shareholder shall be deemed incompetent if the Shareholder is adjudicated incompetent in an appropriate judicial proceeding."

         4. Section 16 of the Agreement is amended in its entirety to read:

                  "16. Shareholder Defined. In addition to John G. Sperling, Peter V. Sperling, and Todd S. Nelson, the term Shareholder as used herein shall also include (i) any person, his successors and assigns, and any corporation, partnership, joint venture, association, or other entity, whether or not such individual or entity is a Shareholder as of the date hereof, who acquires any Shares from any Shareholder, directly or indirectly, by any means whatsoever in a transaction permitted by this Agreement, or (ii) any person or entity who acquires Shares from the Company and who agrees (and whose spouse consents, if necessary) to become a party to and be bound by the terms of this Agreement, but any Shareholder who no longer owns any Shares shall not be entitled to any of the benefits of this Agreement."

         5. Peter V. Sperling represents and warrants that his shares of Class B Common Stock are his sole and separate property. The spouse of Todd S. Nelson has signed the consent attached.

         6. The Agreement, as hereby amended, is confirmed.

           In witness whereof, the parties have executed this document as of the date stated above.

Shareholders:                              The Company:

                                           APOLLO GROUP, INC.

                                           By:
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John G. Sperling



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Peter V. Sperling



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Todd S. Nelson